Exhibit 99.1

October 8, 2020

GCI Liberty Announces Third Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- GCI Liberty, Inc.’s (“GCI Liberty”) (Nasdaq: GLIBA, GLIBP) President and Chief Executive Officer, Greg Maffei, will host a conference call to discuss results for the third quarter of 2020 on Thursday, November 5th at 11:15 a.m. (E.D.T.). Following prepared remarks, the company will host a brief Q&A session during which management will accept questions regarding GCI Liberty, Liberty Broadband Corporation and Liberty TripAdvisor Holdings, Inc. During the call, Mr. Maffei may discuss the financial performance and outlook of these companies, as well as other forward looking matters.

Please call ReadyTalk at (800) 458-4121 or +1 (323) 794-2093, passcode 9390868, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the third quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the GCI Liberty website at www.gciliberty.com/events to register for the web cast. Links to the press release and replays of the call will also be available on the GCI Liberty website. The conference call will be archived on the website for one year after appropriate filings have been made with the SEC.

About GCI Liberty, Inc.

GCI Liberty, Inc. (Nasdaq: GLIBA, GLIBP) operates and owns interests in a broad range of communications businesses. GCI Liberty’s assets consist of its subsidiary GCI Holdings, LLC (“GCI”) and interests in Charter Communications, Liberty Broadband Corporation and Lending Tree. GCI is Alaska’s largest communications provider, providing data, wireless, video, voice and managed services to consumer and business customers throughout Alaska and nationwide. GCI has delivered services for nearly 40 years to some of the most remote communities and in some of the most challenging conditions in North America.

GCI Liberty, Inc.
Courtnee Chun, 720-875-5420

Source: GCI Liberty, Inc.